Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

American Airlines Group Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-192719 and 333-192660) on Form S-8 and No. 333-194685 on Form S-3 of American Airlines Group Inc. of our reports dated February 25, 2015, with respect to the consolidated balance sheet of American Airlines Group Inc. as of December 31, 2014, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity (deficit), and cash flows for the year then ended, and the effectiveness of internal control over financial reporting as of December 31, 2014, and to the reference to our firm under the heading Item 6. Selected Consolidated Financial Data, which reports appear in the December 31, 2014 annual report on Form 10-K of American Airlines Group Inc.

/s/ KPMG LLP

Dallas, Texas

February 25, 2015

Consent of Independent Registered Public Accounting Firm

The Board of Directors

American Airlines, Inc.:

We consent to the incorporation by reference in the registration statement No. 333-194685 on Form S-3 of American Airlines, Inc. of our reports dated February 25, 2015, with respect to the consolidated balance sheet of American Airlines, Inc. as of December 31, 2014, and the related consolidated statements of operations, comprehensive income (loss), stockholder’s equity (deficit), and cash flows for the year then ended, and the effectiveness of internal control over financial reporting as of December 31, 2014, and to the reference to our firm under the heading Item 6. Selected Consolidated Financial Data, which reports appear in the December 31, 2014 annual report on Form 10-K of American Airlines, Inc.

/s/ KPMG LLP

Dallas, Texas

February 25, 2015